SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS

and

VICTORY CAPITAL MANAGEMENT INC.

Dated August 1, 2013

			Approved By	Last	Must Be
	Name of Fund	Fee*	Shareholders	Approved	Approved By
1.	Victory Diversified Stock Fund	0.65% on the first $800	June 21, 2013	December 4,	December 31,
		million, 0.60% on the next		2025	2026
		$1.6 billion, and 0.55% on
		assets in excess of $2.4
		billion

2.	Victory Fund for Income	0.50% on the first $400	June 7, 2013	December 4,	December 31,
		million, 0.45% on the next		2025	2026
		$400 million, and 0.40% on
		assets in excess of $800
		million

3.	Victory Investment Grade	0.75% on the first $400	May 17, 2013	December 4,	December 31,
	Convertible Fund	million, 0.65% on the next		2025	2026
		$400 million, and 0.60% on
		assets in excess of $800
		million

4.	Victory Integrity Discovery Fund		October 31,	December 4,	December 31,
		1.00%	2014	2025	2026

5.	Victory Integrity Mid-Cap Value	0.75% of the first $500	October 31,	December 4,	December 31,
	Fund	million of average daily net	2014	2025	2026
		assets; and 0.70% of
		average daily net assets in
		excess of $500 million

6.	Victory Integrity Small/Mid-Cap	0.80% of the first $300	October 31,	December 4,	December 31,
	Value Fund	million of average daily net	2014	2025	2026
		assets; and 0.75% of
		average daily net assets in
		excess of $300 million

7.	Victory Integrity Small-Cap Value	0.90% of the first $300	October 31,	December 4,	December 31,
	Fund	million of average daily net	2014	2025	2026
		assets; and 0.85% of
		average

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

	Name of Fund	Fee*	Approved By	Last	Must be
			Shareholders	Approved	Approved By

8.	Victory Mid-Cap Core Growth	0.75% on the first $6	October 31,	December 4,	December 31,
	Fund	billion of average daily net	2014	2025	2026
		assets, 0.70% on the next
		$2 billion, and 0.65% on
		average daily net assets
		exceeding $8 billion

9.	Victory Multi-Cap Fund	0.75% of the first $1 billion	October 31,	December 4,	December 31,
		of average daily net assets;	2014	2025	2026
		0.72% of the next $1
		billion; and 0.70% of
		average daily net assets in
		excess of $2 billion

10.	Victory Sycamore Established	0.65% on the first $100	June 7, 2013	December 4,	December 31,
	Value Fund	million, 0.55% on the next		2025	2026
		$100 million, and 0.45% on
		assets in excess of $200
		million

11.	Victory Sycamore Small Company	0.85% on the first $500	May 17, 2013	December 4,	December 31,
	Opportunity Fund	million, 0.75% on assets in		2025	2026
		excess of $500 million

12.	Victory S&P 500 Index Fund	0.20% of the first $250	October 31,	December 4,	December 31,
		million of average daily net	2014	2025	2026
		assets; 0.12% of the next
		$250 million; and 0.07% of
		average daily net assets in
		excess of $500 million

13.	Victory Trivalent International	0.80% on the first $1	October 31,	December 4,	December 31,
	Fund – Core Equity	billion of average daily	2014	2025	2026
		assets; and 0.75% of the
		average daily net assets in
		excess of $1 billion

14.	Victory Trivalent International	0.95% on the first $1	October 31,	December 4,	December 31,
	Small-Cap Fund	billion of average daily net	2014	2025	2026
		assets; and 0.90% of the
		average daily net assets in
		excess of $1 billion

15.	Victory Trivalent Emerging	0.99%		May 19, 2026	December 31,
	Markets Small-Cap Fund				2027

.

Current as of May 19, 2026

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

VICTORY PORTFOLIOS

By: /S/ THOMAS DUSENBERRY

Name: Thomas Dusenberry

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By: /S/ MICHAEL D. POLICARPO

Name: Michael D. Policarpo II

Title: President, Chief Financial Officer and Chief Administrative

Officer

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.